EXHIBIT 10.29

Panasonic Personal Computer Company Joe Oliverio 10652 Cairo Ct. • New Market • MD • 21774 Phone: 301-865-8872 • Fax: 301-865-8873

February 8, 2006

C.B. Brechin

Pelican Mobile Computers

2408 Peppermill Dr, Suite l

International Trade Center

Glen Burnie, MD 21061

Dear Mr. Brechin,

This is to confirm that Pelican Mobile Computers is the only Maryland based company authorized to sell the fully ruggedized line of Panasonic notebooks including the CF-01, CF-07 CF-27, CF-28, CF-29,CF-18, CF-73, CF-74 (wireless), MDWD, and PDRC to Maryland State and Local government agencies.

If you have any questions or concerns, please fell free to contact me at the phone number listed above.

Respectfully,

Joe Oliverio
District Sales Manager